EXHIBIT 23.2



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Board of Directors and Shareholders
Columbia Laboratories, Inc.:

As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 13, 1998 covering the December 31, 1997 financial statements and schedules included in Columbia Laboratories, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our firm included in this registration statement.


/s/ ARTHUR ANDERSEN LLP

Miami, Florida
March 30, 1999